 EXHIBIT 5.2

[LETTERHEAD OF BAYARD, P.A.]

June 4, 2019

Air T, Inc. and Air T Funding

5930 Balsom Ridge Road

Denver, North Carolina 28037

Re:	Registration Statement on Form S-1;
Air T Funding – Cumulative Capital Securities

Ladies and Gentlemen:

We have acted as special Delaware counsel to Air T Funding, a Delaware statutory trust (the “Trust”), in connection with the filing by Air T, Inc., a Delaware corporation (the “Company”), and the Trust with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (Registration Nos. 333-228485 and 333-228485-01) as amended by Amendment No. 1 filed with the Commission on January 22, 2019 and Amendment No. 2 filed with the Commission on May 28, 2019 (as so amended, the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), relating to the proposed issuance by the Trust of (1) 8,400,000 Cumulative Capital Securities Purchase Warrants (the “Warrants” and, each individually, a “Warrant”) being issued to holders of the Company’s common stock as a dividend, and (2) 8,400,000 shares of 8.0% Cumulative Capital Securities, liquidation amount $2.50 each, which are also referred to as the Alpha Income Trust Preferred Securities (the “Capital Securities” and, each individually, a “Capital Security”) to be issued by the Trust upon the exercise of the Warrants.

Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement. We have examined originals, copies or facsimiles of the following documents, which are dated the date of this opinion unless otherwise specified:

(a)     a certified copy of the certificate of trust of the Trust (the “Certificate of Trust”), filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 28, 2018;

(b)     the interim trust agreement for the Trust, dated September 27, 2018, by and among the Company, Delaware Trust Company, a Delaware chartered trust company, as property trustee (in such capacity, the “Property Trustee”), and as Delaware trustee (in such capacity, the “Delaware Trustee”), and Mark Jundt and Brett Reynolds, as Administrative Trustees (collectively, the “Administrative Trustees”), in the form attached as Exhibit 4.11 to the Registration Statement (as originally filed);

(c)     a form of Amended and Restated Trust Agreement to be entered into by and among the Company, the Property Trustee, the Delaware Trustee and the Administrative Trustees named therein (the “Trust Agreement”), and to be dated as of _________________, 2019, in the form attached as Exhibit 4.10 to Amendment No. 2 to the Registration Statement;

Air T, Inc. and Air T Funding

June 4, 2019

(d)     a specimen form of the certificates evidencing the Capital Securities to be attached as Exhibit E to the Trust Agreement, in the form attached as Exhibit 4.2 to Amendment No. 2 to the Registration Statement;

(e)     a specimen form of the certificates evidencing the Warrants to be attached as Exhibit 1 to the Warrant Agency Agreement, in the form attached as Exhibit 4.8 to Amendment No. 2 to the Registration Statement;

(f)     the Registration Statement, which includes a preliminary prospectus relating to the issuance of the Warrants and the Capital Securities (the “Prospectus”);

(g)     a form of the Warrant Agency Agreement by and among the Trust and American Stock & Trust Transfer Company, LLC, a New York limited liability trust company, with respect to the Warrants (the “Warrant Agency Agreement”), in the form attached as Exhibit 4.11 to Amendment No. 2 to the Registration Statement; and

(h)     a certificate of good standing for the Trust issued by the Secretary of State, dated May 28, 2019 (the “Good Standing Certificate”).

Items (c) – (g) above are referred to collectively as (the “Basic Documents”). For the purposes of this opinion, we have reviewed no documents other than items (a) – (h) above (including the schedules or exhibits to the Basic Documents or any documents incorporated by reference into any Basic Document and not listed in (a) – (h) above) , and have assumed that there exists no provision of any document that we have not reviewed for purposes of this opinion that is inconsistent with the opinions expressed herein (and we have no knowledge that any such inconsistent provision or document exists). As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Company. Initially capitalized terms used in this opinion and not otherwise defined are used as defined in the Trust Agreement.

With respect to all documents examined by us, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as forms, specimens, facsimiles or certified or photostatic copies, the authenticity of the originals of such copies. As to each party to the documents we have reviewed, we have assumed (i) the legal capacity of natural persons who have executed the documents examined by us; (ii) except to the extent we opine to such matter as to the Trust in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation; (iii) other than the Trust, to the we opine to such matter in opinion paragraph 1 below, that each of the parties to the documents examined by us has full power, authority and legal right to execute, deliver and perform its obligations under each such document (including, without limitation, that the Delaware Trustee is eligible to serve as the resident trustee of a Delaware statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., (the “DST Act”); (iv) the due authorization, execution and delivery by all parties thereto of all documents examined by us in the form reviewed by us and that all of such documents constitute valid and binding obligations of the parties, including that at the time the Warrants and the Capital Securities are issued, the Trust Agreement and each of the other Basic Documents will be in full force and effect and will be executed in substantially the form reviewed by us, the Certificate of Trust will be in full force and effect and will not have been amended, nor will any matter stated therein have become materially inaccurate, and that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust; (v) the delivery to each Person to whom a certificate evidencing warrants or, upon the exercise of warrants, a certificate evidencing Capital Securities is to be issued by the Trust of certificate in the form of Exhibit E to the Trust Agreement and the payment of the exercise price under the warrants exercised in accordance with the Trust Agreement and as contemplated by the Registration Statement; and (vi) that the Warrants and the Capital Securities are authenticated, issued and sold or delivered to the holders in accordance with the Trust Agreement and the Warrants, as contemplated by the Registration Statement. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents or exhibits, except for this opinion.

Air T, Inc. and Air T Funding

June 4, 2019

This opinion is limited to the DST Act, including all statutory provisions and all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting such laws, and we have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation any federal law, rule or regulation of the United States of America. This opinion is limited to Delaware law and reported judicial decisions as currently in effect.

Based upon the foregoing and upon an examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the exceptions, qualifications, assumptions, caveats and limitations set forth herein, we advise you that, in our opinion:

(1)     Based solely on the Good Standing Certificate, the Trust is validly existing as a Delaware statutory trust under the DST Act. The Trust has the statutory trust power and authority, pursuant to the Trust Agreement and the DST Act, to issue the Warrants, and the Capital Securities issuable upon exercise of the Warrants.

(2)     Assuming that the Basic Documents are executed and delivered in the form reviewed by us, and assuming the execution and delivery of the certificates evidencing the Warrants in compliance with the Trust Agreement, upon the exercise of the Warrants and the execution and delivery of the certificates evidencing the Capital Securities against payment of the exercise price therefor in compliance with the Trust Agreement (a) no further action is required by or on behalf of the Trust under the DST Act for the Trust to issue the Warrants or the Capital Securities, as applicable, and (b) the issuance of the Capital Securities and the Warrants do not violate the DST Act.

(3)     Pursuant to the Trust Agreement and the DST Act, following the issuance of the Capital Securities upon payment of the exercise price under the Warrants, the Capital Securities will be duly and validly issued, fully paid and non-assessable, subject to the caveat below. Under the DST Act, the holders of Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of Capital Securities may be obligated to make payments to the extent set forth in the Trust Agreement.

The opinions expressed above are subject to the effects of (and no opinion is expressed as to the applicability of, compliance with) (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law)., including but not limited to principles of reasonableness, and limitations on the availability of specific performance and equitable remedies and the applicable law relating to fiduciary duties and the implied contractual covenant of good faith and fair dealing

We hereby consent to the filing of this opinion as an exhibit and to the deemed incorporation by reference of this opinion into the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Bayard, P.A.